February 3, 2006

The Allied Defense Group, Inc.
8000 Towers Crescent Drive, Suite 260
Vienna, Virginia 22182
Attn: Robert Dowski, Chief Financial Officer

Re: Loan and Security Agreement dated as of May 28, 2004 (as amended from time to time, the “Loan” agreement) by and among The Allied Defense Group, Inc., a Delaware corporation (“Company”), News/Sports Microwave Rental, Inc., a California corporation, Titan Dynamics Systems, Inc., a Texas corporation, SeaSpace Corporation, a California corporation, MECAR USA, Inc., a Delaware corporation, Allied Research Corporation Limited, a company formed under the laws of England and Wales, Energa Corporation, a Maryland corporation, ARC Europe, S.A., a Belgium company, and Global Microwave Systems, Inc., a California corporation, as borrowers (individually, a “Borrower” and collectively, “Borrowers”), and Patriot Capital Funding LLC I, a Delaware limited liability company, successor in interest to Wilton Funding, LLC, a Delaware limited liability company, as lender (“Lender”)

Ladies and Gentlemen:

This letter is to confirm to you that the Lender agrees, as set forth and conditioned herein, to forbear from declaring a Matured Default under the Financing Agreements or exercising its remedies as a consequence thereof, solely as a consequence of the existence or continuance of (i) the failure of Company to satisfy the Collateral Requirement set forth in Section 1.9 of the Deposit Account Security Agreement, and (ii) the failure of any Borrower to keep or observe any other of the covenants, conditions, promises or agreements contained in any Financing Agreement as of the date hereof ((i) and (ii) are sometimes referred to hereinafter as the “Current Defaults”) for a period of time expiring on March 3, 2006 (the “Expiration Date”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Notwithstanding the above forbearance, commencing on the date hereof, and until such time as the Current Defaults, and any other Matured Default occurring after the date hereof, have been remedied to the satisfaction of Lender, any and all amounts due under the Note or under any other Financing Agreement, whether for principal, interest, fees, expenses or otherwise, shall bear interest at a rate per annum equal to the Default Rate, which accrued interest shall be payable for the immediately preceding one month period by the issuance of additional promissory notes in a form approved by Lender in the aggregate principal amount equal to the amount of interest calculated at the Default Rate.

Lender acknowledges that on or before the Expiration Date, Borrowers shall provide to Lender a schedule outlining the amount and timing or cash deposits to the deposit account referenced in the Deposit Account Security Agreement (the “Account”) together with evidence demonstrating that such funds are reasonably expected to be available to meet the proposed schedule. Lender shall have the right to accept of reject the proposed schedule in its sole discretion.

Upon the earlier of (i) the Expiration Date and (ii) any other Matured Default occurring after the date hereof, the forbearance set forth in the first paragraph of this letter shall cease to apply, and Lender shall be permitted to declare one or more Matured Defaults under the Financing Agreements and to exercise its rights and remedies as a consequence thereof. By execution and delivery of this letter, Lender is not waiving the Current Defaults. There shall be no extensions of the Expiration Date unless otherwise agreed to in a writing signed by Lender. Lender (a) reserves the right to enforce all provisions contained in the Financing Agreements, and (b) is under no duty or obligation of any kind or any nature to grant Borrowers any additional period of forbearance beyond the Expiration Date. Furthermore, Lender’s actions in executing and delivering this letter shall not be construed as a waiver or relinquishment of, or estoppel to assert, any of Lender’s rights under the Financing Agreements or applicable law and are without prejudice to Lender’s right to pursue any and all remedies available to it on or after the Expiration Date. Nothing contained in this letter shall be deemed to be or construed to be a release or waiver by Lender of Borrowers, and nothing contained herein shall in any manner or form impair the validity of any lien or security interest granted pursuant to the Financing Agreements. This letter does not constitute a discharge or novation of any Financing Agreement, and such documents shall continue in full force and effect and shall be fully binding upon all parties thereto.

Very Truly Yours,

PATRIOT CAPITAL FUNDING LLC I,
A Delaware limited liability company

By:
Name:
Title:

Agreed and Acknowledged:

The Allied Defense Group, Inc.	News/Sports Microwave Rental, Inc.
a Delaware corporation	a California corporation
By: Name: Title:	By: Name: Title:

Titan Dynamics Systems, Inc. a Texas corporation	SeaSpace Corporation a California corporation

By: Name: Title:	By: Name: Title:

MECAR USA, Inc. a Delaware corporation	Allied Research Corporation Limited a company formed under the laws of England and Wales

By: Name: Title:	By: Name: Title:

Energa Corporation a Maryland corporation	ARC Europe, S.A. a Belgium company

By: Name: Title:	By: Name: Title:

Global Microwave Systems, Inc. a California corporation

By: Name: Title: